APPROVED by the Division of Corporations                                  104709
and Commercial Code of the Utah State                             RECEIVED
Department of Business Regulation                           1984 OCT 29 PM 3:38
on the 29th day of OCT A.D. 1984                           LT. GOV/SEC. OF STATE

Corporate Documents Examiner MC
Fees paid $25.00

104709


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                  VI-COM, INC.

         Pursuant to the provisions of the Utah Business Corporations Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

                                       I

         The name of the corporation is VI-COM, INC.

                                       II

         1. Article I of the Articles of Incorporation as now filed is stricken in its entirety, and the following Article I is substituted therefor as if it had been a part of the original Articles of Incorporation:

                                   ARTICLE I

         The name of the corporation shall be QUICK STOP PHOTO INTERNATIONAL, INC.

                                      III

         The number of shares of the corporation outstanding at the time of the adoption of the amendment aforesaid was 1,300,000 shares. The number of shares entitled to vote thereon was 1,300,000.

                                       IV

         The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                CLASS                           NUMBER OF SHARES
                -----                           ----------------
                Common                             1,300,000

                                       V

         The number of shares voted for such amendment was 837,604; the number of shares voted against such amendment was 3,000.

                                       VI

         The number of shares of each class entitled to vote thereon as a class voted for and against such amendment was:

                                NUMBER OF          NUMBER OF
                CLASS           SHARES FOR        SHARES AGAINST
                -----           ----------        --------------

                Common           837,604              3,000

         Dated this 10th day of August, 1984

                                            VI-COM, INC.


                                            By: /s/ Mark H. Roberts
                                              ----------------------------------
                                              President


                                            By: /s/ V. Don Snow
                                              ----------------------------------
                                              Secretary



STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

         On the 25th day of September 1984,  personally  appeared before me Mark
H. Roberts and V. Don Snow, who, being first duly sworn, declared that they are the duly elected and constituted President and Secretary, respectively, of Vi-Com, Inc., a Utah corporation; that they signed the foregoing document as President and Secretary, respectively, of the corporation; and that the statements therein contained are true.



                                                       /s/ Kellie Humes
                                                       -------------------------
                                                                   NOTARY PUBLIC

                                                    Residing at Salt Lake County



My Commission Expires:

            7-26-87
----------------------------

                                                                  RECEIVED
                                                             1984 OCT 29 PM 3:38
                                                           LT. GOV/SEC. OF STATE



                                October 29, 1984

TO WHOM IT MAY CONCERN:

         Quick Stop Photo, Inc., grants its permission to VI-COM, Inc., to use the name "Quick Stop Photo International, Inc." for business purposes.

         Any further inquiries regarding this matter may be directed to the undersigned.

                                                QUICK STOP PHOTO, INC.

                                                /s/ Jerry A. Mossbarger
                                                --------------------------------
                                                Jerry A. Mossbarger, President